EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ICONIX BRAND GROUP, INC. REPORTS EARNINGS FOR THE FIRST QUARTER 2009

•	Q1 non-GAAP diluted EPS of $0.29, $0.03 above consensus of $0.26
•	Q1 EBITDA of $36.3 million and a 72% EBITDA margin
•	Q1 Free cash flow of $29.8 million
•	Raising 2009 non-GAAP EPS guidance to $1.30-$1.35

NEW YORK, New York—May 5, 2009 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”), today announced financial results for the first quarter ended March 31, 2009.

Q1 2009 results:

Revenue for the first quarter of 2009 was approximately $50.5 million, a 9% decrease as compared to approximately $55.7 million in the first quarter of 2008. EBITDA for the first quarter was approximately $36.3 million, a 6% decrease as compared to approximately $38.8 million in the prior year quarter. Free cash flow for the quarter was $29.8 million, an 8% decrease as compared to approximately $32.6 million in the prior year quarter. On a non-GAAP basis, which excludes non-cash interest related to the adoption of the new accounting treatment for convertible debt, net income declined 4% to approximately $17.6 million, as compared to $18.2 million in the prior year quarter and diluted earnings per share for the first quarter of 2009 was $0.29 versus $0.30 in the prior year quarter. On a GAAP basis, net income declined 5% to approximately $15.6 million, as compared to $16.5 million in the prior year quarter and diluted earnings per share for the first quarter of 2009 was $0.26 versus $0.27 in the prior year quarter. EBITDA, free cash flow, non-GAAP net income and non-GAAP diluted EPS are all non-GAAP metrics and reconciliation tables for each are attached to this press release.

Neil Cole, Chairman and CEO of Iconix Brand Group, Inc. commented, “We are pleased to have delivered a strong performance in the first quarter of this year driven by the successful roll out of Op, Starter and Danskin Now at Walmart and our commitment to improving margins. We are encouraged by our growth prospects and believe we are making great progress internationally. This morning we announced an investment in the Ed Hardy brand and we are also looking at some larger acquisition opportunities that we feel could be actionable this year. Based on our better than expected performance in the quarter and our 50% interest in Ed Hardy, we feel confident increasing our revenue and earnings guidance at this time and look forward to what should be an exciting year for our company.”

2009 Guidance:

The Company is raising its full year 2009 non-GAAP diluted EPS guidance to a range of $1.30 to $1.35 from $1.20 to $1.30, which excludes non-cash interest related to the adoption of the new accounting treatment for convertible debt. The Company’s GAAP diluted EPS guidance is now in a range of $1.16 to $1.21 compared to previous guidance of $1.06 to $1.16. The Company is also raising its 2009 revenue guidance to be between $218 and $225 million compared to its previous guidance of $210 to $220 million. The Company estimates that free cash flow for 2009 will be between $121 and $128 million.  This guidance relates to the existing portfolio of brands only and assumes no acquisitions.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP.  Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Iconix Brand Group Inc. (Nasdaq: ICON) owns, licenses and markets a growing portfolio of consumer brands including CANDIE'S®, BONGO®, BADGLEY MISCHKA®, JOE BOXER®, RAMPAGE®, MUDD®, LONDON FOG®, MOSSIMO®, OCEAN PACIFIC®, DANSKIN®, ROCAWEAR®, CANNON ®, ROYAL VELVET®, FIELDCREST®, CHARISMA®, STARTER® and WAVERLY®. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and around the world. Iconix, through its in-house advertising, promotion and public relations agency, markets its brands to continually drive greater consumer awareness and equity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company's acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company's licensees' dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company's SEC filings. The words "believe", "anticipate," "expect", "confident", "will", "project", "provide" "guidance" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made.
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Contact Information:
Jaime Sheinheit
Investor Relations
Iconix Brand Group
212.730.0030

Iconix Brand Group, Inc. and Subsidiaries

Condensed Consolidated Income Statements
(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March. 31,
	2009	2008*

Licensing and other revenue	$50,501	$55,667

Selling, general and administrative expenses	16,270	18,711
Expenses related to specific litigation	54	191

Operating income	34,177	36,765

Other expenses – net	9,798	11,380

Income before income taxes	24,379	25,385

Provision for income taxes	8,730	8,864

Net income	$15,649	$16,521

Earnings per share:
Basic	$0.27	$0.29

Diluted	$0.26	$0.27

Weighted average number of common shares outstanding:
Basic	58,044	57,422

Diluted	60,892	61,350

Selected Balance Sheet Items: (in thousands)	3/31/2009	12/31/2008*
	(Unaudited)
Total Assets	$1,398,154	$1,420,259
Total Liabilities	$735,908	$776,170
Stockholders' Equity	$662,246	$644,089

*
Results for the first quarter 2008 and the December 31, 2008 Balance Sheet have been adjusted for the retrospective adoption of Financial Accounting Standards Board Staff Position No. APB 14-1 (FSP APB 14-1), which became effective for the fiscal years beginning after December 15, 2008.

The following tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP relating to the adoption of FASB Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled In Cash Upon Conversion (Including Partial Cash Settlements)”, which is effective retroactively for the fiscal years beginning after December 15, 2008.

(in thousands, except per share data)
	Three months ended
	March 31, 2009	March 31, 2008
Net income reconciliation
Non-GAAP Net Income (1)	$17,588	$18,244

GAAP Net income	15,649	16,521

Add: Non cash interest related to FSP APB 14-1	3,017	2,826
Deduct: Income taxes related to non cash interest (FSP APB 14-1)	(1,078)	(1,103)

Non-GAAP Net Income	$17,588	$18,244

Diluted EPS reconciliation
Non-GAAP Diluted EPS (1)	$0.29	$0.30

GAAP Diluted EPS	$0.26	$0.27

Add: Non-cash interest related to FSP APB 14-1, net of tax	$0.03	$0.03

Non-GAAP Diluted EPS	$0.29	$0.30

	Year Ended Dec. 31, 2009		Year Ended Dec. 31, 2008
	High-end	Low-end	Actual
Forecasted Diluted EPS
Non-GAAP Diluted EPS (1)	$1.35	$1.30	$1.15

GAAP Diluted EPS	$1.21	$1.16	$1.02

Add: Non-cash interest related to FSP APB 14-1, net of tax	$0.14	$0.14	$0.13

Non-GAAP Diluted EPS	$1.35	$1.30	$1.15

(1) Non-GAAP Net Income and diluted  EPS, are non-GAAP financial measures, which represent net income excluding any non-cash interest, net of tax, relating to the adoption of FSP APB 14-1.  The Company believes these are useful financial measures in evaluating its financial condition because it is representative of only actual cash interest paid on outstanding debt.

The following additional tables detail unaudited reconciliations from non-GAAP amounts to U.S. GAAP and effects of these items:
(in thousands)

	Three months ended
	March 31,	March 31,
	2009	2008
Reconciliation of EBITDA
EBITDA (2)	$36,337	$38,753

GAAP Net Income	15,649	16,521
Add: Provision for income taxes	8,730	8,864
Net Income before taxes	24,379	25,385
Add: Net interest expense	9,835	11,380
Add: Depreciation and amortization of certain intangibles	2,123	1,988

EBITDA	$36,337	$38,753

(2) EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures.

Reconciliation of Free Cash Flow
Free Cash Flow (3)	$29,846	$32,601

GAAP Net Income	15,649	16,521
Add: Non-cash income taxes, non-cash interest related to FSP APB 14-1, depreciation, amortization of trademarks and finance fees, non-cash compensation expense, bad debt expense and net equity pick-up from joint ventures	14,208	16,518

Less: Capital expenditures	(11)	(438)

Free Cash Flow	$29,846	$32,601

(in thousands)	Year Ended Dec 31, 2009
	High-end	Low-end

Forecasted Free Cash Flow (3)	$127,500	$120,500

Reconciliation of Free Cash Flow:

GAAP Net Income	76,000	73,000
Add: Non-cash income taxes, non-cash interest related to convertible debt, depreciation, amortization of trademarks and finance fees, non-cash compensation expense, bad debt expense and net equity pick-up from joint ventures	55,000	50,000

Less: Capital expenditures	(3,500)	(2,500)

Forecasted Free Cash Flow	$127,500	$120,500

(3) Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity pick-up from joint ventures, non-cash income taxes , non-cash interest related to FSP APB 14-1, and deduct capital expenditures. The Free Cash Flow also excludes any changes in Balance Sheet items. The Company believes Free Cash Flow is useful in evaluating its financial condition because it is representative of cash flow from operations that is available for repaying debt and investing activities.